Exhibit 99.1

Media Contact	Investor Contact
Arthur House 203-578-2391	Terry Mangan 203-578-2318
ahouse@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 2007 FOURTH QUARTER RESULTS AND

2008 OUTLOOK AND FOCUS

    Fourth Quarter 2007:

•

Reported diluted loss per share of $.16 including the effect of a previously announced $40.0 million ($26.0 million net of tax, or $.49 per share) special provision for credit losses for the discontinued indirect residential construction and home equity portfolios and other charges specific to the quarter aggregating $.39 per share).

•	Announced ATM branding arrangement for 131 locations in Massachusetts, 20 in Rhode Island and 7 in Connecticut as part of expansion toward Boston.

•	Opened 2 new branches in East Longmeadow, Massachusetts and Woodbridge, Connecticut; 29 branches now opened since 2002.

WATERBURY, Conn., January 24, 2008 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced a net loss for the fourth quarter of 2007 of $8.7 million or $.16 per diluted share, compared to $35.0 million in net income or $.64 in earnings per share for the third quarter of 2007 and $37.8 million in net income or $.67 in earnings per share for the fourth quarter of 2006. Results in the fourth quarter of 2007 reflect previously announced charges of $.86 per share, including a special provision of $40.0 million ($26.0 million net of tax or $.49 per share) for credit losses for the discontinued residential construction and home equity portfolios, and other charges taken in the quarter aggregating $.37 per share. For the twelve months ended December 31, 2007, net income from continuing operations totaled $110.7 million or $2.01 per diluted share compared to $133.7 million or $2.47 per share for the twelve months ended December 31, 2006.

“Webster closes 2007 having addressed head-on the challenges facing the financial services industry and taken aggressive, constructive action,” said Webster Chairman and CEO James C. Smith. “Our future is in-market and contiguous franchise growth and lending relationships that are direct to consumer and commercial customers. We look forward with confidence in our strategy and in our ability to be New England’s bank.”

Webster will provide details on its 2008 outlook and ongoing business focus during its fourth quarter earnings conference call later today (refer to details for the conference call at the end of this release). Additional details are also available on our website at http://www.wbst.com.

Webster had previously announced that it discontinued indirect residential construction lending and indirect out of market home equity lending. In the aggregate, these two indirect loan portfolios totaled $424.0 million and have been placed into a liquidating portfolio which will be managed by a designated credit team. With the addition of the $40.0 million special provision as of December 31, 2007, the allowance for loan losses for these portfolios totals $49.9 million at year end 2007.

Smith further stated: “Our objective in setting up the liquidating portfolio was to identify, segregate and reserve against estimated losses inherent in these portfolios using default rates and loss rates that reflect our view that such rates will significantly worsen from current levels.”

Regarding the other previously announced charges taken in the fourth quarter, $14.0 million or $.27 per share related to the company’s anticipated sale of its insurance operations. The company expects that the sale will be structured such that the consideration will comprise an upfront payment and additional potential consideration over a multi-year earn-out period. Given this structure, Webster has accordingly written down the carrying value of its investment and as of year end 2007 is reporting Webster Insurance separately from its continuing operations.

The company also recorded other previously announced charges totaling $8.5 million or $.10 per share. Included in the other charges was a $3.6 million pre-tax write down in value in a direct investment based on management’s assessment that the decline in market value of the underlying securities will not be recovered in the near term and on uncertainty of intent to continue to hold this investment in the future. Other charges in the fourth quarter of 2007 include $1.4 million in pre-tax, nonrecurring charges related to a retail office lease termination and a technology service contract settlement. Webster also discontinued all national wholesale mortgage banking activities and, as a result, is closing its wholesale lending offices in Seattle, Washington; Phoenix, Arizona; Cheshire, Connecticut; and Chicago, Illinois. As a result, the company recorded severance and other costs, primarily for lease terminations and outplacement, of $3.5 million (pre tax) in the fourth quarter of 2007. Webster’s remaining mortgage and home equity operations in Cheshire, CT will now focus solely on direct to consumer retail originations.

In addition, fourth quarter 2007 results include an additional pre-tax charge of $2.0 million or $.03 per share consisting of $0.5 million of other severance costs and $1.5 million for the recording of a liability relating to Visa Inc. legal dispute settlements reflecting Webster’s share as a Visa U.S.A. member. If Visa Inc. is successful in completing its planned public offering, Webster expects that shares received from an anticipated Class B common stock redemption related to its ownership interest in Visa Inc. will more than offset the Visa U.S.A.-related liability.

Also as previously announced, Webster has launched an earnings optimization program, assigning senior officers from each line of business and shared services area to teams dedicated to enhance revenues and reduce expenses. Harvest Earnings Group, LLC, a highly regarded firm with expertise in this area, will assist with this employee-led program. The effort to ensure that positive operating leverage and improved operating efficiency are achieved will be undertaken over the next four months and implemented through the end of the year and into 2009. The company anticipates that some job eliminations will be necessary as an outcome of this initiative.

During the fourth quarter, Webster announced an ATM branding agreement with plans for 158 in-store Webster branded ATMs in select Walgreens stores in Massachusetts (131 locations, primarily in the eastern part of the state), Rhode Island (20 locations) and Connecticut (7 locations). The project is scheduled to begin and reach completion in the first quarter of 2008. This branding agreement complements Webster’s branch expansion program and establishes another distribution platform for future growth in Rhode Island and the Boston market. Also during the fourth quarter, Webster opened two new branches, one in East Longmeadow, Massachusetts and one in Woodbridge, Connecticut. In 2007, Webster added four de novo branches for a total of 29 branches opened since 2002.

Revenues

Total revenue, which consists of net interest income plus total noninterest income, totaled $170.7 million in the fourth quarter. This compares to total revenue of $178.5 million in the third quarter and $172.2 million a year ago.

Net interest income totaled $122.7 million in the fourth quarter compared to $127.1 million in the third quarter and $129.2 million a year ago with the reductions compared to the fourth quarter of 2007 reflecting lower levels of average interest-earning assets in 2007 from Webster’s balance sheet repositioning actions. The net interest margin was 3.26 percent in the fourth quarter of 2007 compared to 3.38 percent in the third quarter of 2007 and 3.23 percent a year ago. The 12 basis point reduction from the third quarter relates to stock buyback activity in the fourth quarter coupled with the negative near term impact of recent Fed Funds rate reductions and higher levels of nonaccrual loans. The spread between the yield on interest-earning assets and the cost of interest-bearing liabilities was 3.18 percent in the fourth quarter compared to 3.29 percent in the third quarter and 3.14 percent a year ago.

Total noninterest income was $48.0 million in the fourth quarter, inclusive of the aforementioned $3.6 million loss on the write-down of a direct investment to fair value. This compares to $51.4 million in the third quarter and $43.1 million a year ago, which was reduced by a $5.7 million loss on the sale of mortgage loans. Deposit service fees totaled $30.6 million compared to $30.0 million in the third quarter and $25.5 million a year ago, with growth partly reflecting the implementation of a new consumer fee structure during 2007. Loan-related fees were $7.3 million compared to $7.7 million in the third quarter and $9.6 million a year ago, which included higher commercial real estate prepayment fees. Wealth and investment services revenues totaled $7.5 million compared to $7.1 million in the third quarter and $7.2 million a year ago. Income from mortgage banking activities was $1.3 million in the fourth quarter compared to income of $1.8 million in the third quarter and $2.9 million a year ago. Other non-interest income was $2.1 million compared to $1.7 million in the third quarter and $3.8 million a year ago, which included a $1.4 million gain on the sale of properties.

Provision For Credit Losses

The provision for credit losses was $45.25 million compared to $15.25 million in the third quarter and $3.0 million a year ago. As previously disclosed, $40.0 million of the provision for credit losses recorded in the fourth quarter was to increase the allowance for credit losses for $424.0 million of loans in the discontinued indirect residential construction lending and indirect out of footprint home equity portfolios.

Net loan charge-offs totaled $11.7 million during the fourth quarter of 2007, of which $7.1 million and $1.8 million were in the discontinued indirect national construction and indirect, out of footprint home equity portfolios, respectively.

The allowance for credit losses, which consists of the allowance for loan losses and the reserve for unfunded credit commitments, was $197.6 million or 1.58 percent of total loans at December 31, 2007, compared to 1.32 percent of total loans at September 30, 2007 and 1.20 percent at December 31, 2006. Of the total allowance for credit losses as of December 31, 2007, $49.9 million was allocated toward the discontinued indirect residential construction lending and indirect out of footprint home equity portfolios.

Noninterest Expenses

Total noninterest expenses were $120.3 million in the fourth quarter, or $113.4 million excluding $6.9 million of severance and other costs. This amount compares to $113.6 million in the third quarter, which included $0.5 million of severance and other costs in connection with Webster’s recently completed strategic review, and $112.7 million a year ago, which included $2.0 million of acquisition costs. Adjusting for the aforementioned costs particular to each quarter, noninterest expenses increased slightly from the third quarter and increased by 2 percent from a year ago.

Balance Sheet Trends

Total assets were $17.2 billion at December 31, 2007 compared to $17.1 billion a year ago. Total loans were $12.5 billion, a decrease of $0.4 billion or 3 percent from a year ago that reflects a $0.8 billion reduction in residential loans primarily from loans that were securitized and transferred into the securities portfolio during the first quarter of 2007. Securities totaled $2.7 billion and increased by $0.9 billion primarily due to the aforementioned securitization of residential loans. Commercial loans (consisting of commercial and industrial and commercial real estate) and consumer loans increased at a combined rate of 4 percent compared to a year ago and totaled $8.8 billion at December 31, 2007. Commercial and consumer loans represent 71 percent of total loans at December 31, 2007 compared to 66 percent a year ago. Securities represented 16 percent of total assets at December 31, 2007 compared to 11 percent a year ago.

Total deposits were $12.4 billion, a decrease of $0.1 billion or 1 percent from a year ago, as a result of a $0.2 billion decline in brokered deposits. Borrowings totaled $2.9 billion, an increase of $350 million primarily in repurchase agreements, from a year ago. Total borrowings were 17 percent of total assets at December 31, 2007 compared to 15 percent a year ago.

The loan to deposit ratio was 101 percent at December 31, 2007 compared to 104 percent a year ago. Improvement from a year ago reflects completion of balance sheet repositioning actions.

Book value per common share of $33.09 at December 31, 2007 compared to $33.25 a year ago. Tangible book value per share was $18.73 at December 31, 2007 compared to $19.76 a year ago. The ratio of tangible equity to tangible assets was 5.89 percent at December 31, 2007 compared to 6.72 percent a year ago. Webster’s projected leverage ratio was 7.99 at December 31, 2007 compared to 7.43% a year ago, and projected total risk based ratio was 11.5% at December 31, 2007 compared with 11.45% a year ago. Webster repurchased 1.3 million shares of its common stock during the fourth quarter and 4.39 million shares throughout 2007. As of December 31, 2007, Webster had 2.1 million shares remaining under a 2.7 million share authorization that was announced on September 26, 2007. Given the target levels the company has established for tangible, leverage and total risk based capital, it does not intend to continue to repurchase its stock in the near term.

Asset Quality

Non-performing assets totaled $121.1 million or 0.97 percent of total loans and other real estate owned at December 31, 2007 compared to $104.2 million or 0.84 percent at September 30, 2007 and $61.8 million or 0.48 percent a year ago. Non-performing loans in the liquidating indirect national construction and indirect out of footprint home equity portfolio totaled $22.8 million and $7.1 million at December 31, 2007, respectively compared to $18.5 million and $4.2 million at September 30, 2007 respectively and $1.1 million and $2.5 million a year ago. Non-performing assets from the ongoing portfolios totaled $91.2 million or 0.73 percent of total loans at December 31, 2007. The increase in non-performing assets from September 30, 2007 was primarily composed of $4.7 million in residential, $1.8 million in home equity, and $4.3 million and $2.9 million from the discontinued liquidating indirect national construction and indirect, out of footprint home equity portfolios.

The ratio of the allowance for credit losses to non-performing loans was 175 percent at December 31, 2007 compared to 172 percent at September 30, 2007 and 263 percent a year ago. At December 31, 2007, the $49.9 million allowance for the discontinued indirect portfolios was 153 percent of non-performing loans from the discontinued portfolios, while the $147.7 million allowance for the continuing portfolios was 184 percent of non-performing loans from the continuing portfolios.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17.2 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 181 banking offices, 343 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company, and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.

***

Conference Call

A conference call covering Webster’s fourth quarter earnings announcement will be held today, Thursday, January 24, at 9:00 a.m. EST and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-looking Statements

Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2006. Except as required by law, Webster does not undertake to update any such forward looking information.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended December 31,		At or for the Twelve Months Ended December 31,
(In thousands, except per share data)	2007	2006 (c)	2007	2006 (c)
Adjusted net income and performance ratios, net of tax (annualized):
Income from continuing operations	$5,169	$38,808	$110,696	$133,680
Net debt prepayment expense	—	—	4,427	—
Recognition of loss on direct investments	2,317	—	2,317	—
Closing costs-National Wholesale Operations	2,250	—	2,250	—
Software development cost write-off	—	—	2,212	—
Severance and other costs	2,233	—	5,184	—
Closing costs-Peoples Mortgage Company	—	—	1,509	—
Write-down of construction loans held for sale	—	—	1,071	—
Recognition of loss on AFS securities	—	1,560	—	33,328
Loss on sale of mortgage loans	—	3,713	—	3,713
NewMil acquisition costs	—	1,312	—	1,918
Net gain from pension plan curltailment	—	(195)	—	(195)
Gain on sale of properties	—	(910)	—	(910)

Adjusted net income from continuing operations	11,969	44,288	129,666	171,534

Net income from continuing operations per diluted common share	0.23	0.78	2.36	3.17
Return on average shareholders’ equity	2.68%	9.46%	7.00%	9.99%
Return on average tangible equity	4.63	15.80	11.84	16.26
Return on average assets	0.29	0.99	0.77	0.96
Noninterest income as a percentage of total revenue	29.61	28.39	28.79	27.05
Efficiency ratio (a)	65.07	62.31	64.20	62.41

Net income and performance ratios (annualized):
Income from continuing operations	$5,169	$38,808	$110,696	$133,680
Net income from continuing operations per diluted common share	0.10	0.69	2.01	2.47
Return on average shareholders’ equity	1.16%	8.29%	5.97%	7.78%
Return on average tangible equity	2.00	13.84	10.10	12.67
Return on average assets	0.13	0.87	0.66	0.75
Noninterest income as a percentage of total revenue	28.14	25.01	28.48	20.56
Efficiency ratio (a)	70.47	65.42	68.12	68.16

Asset quality:
Allowance for credit losses	$197,586	$154,994	$197,586	$154,994
Nonperforming assets	121,071	61,825	121,071	61,825
Allowance for credit losses / total loans	1.58%	1.20%	1.58%	1.20%
Net charge-offs / average loans (annualized)	0.38	0.27	0.20	0.13
Nonperforming loans / total loans	0.90	0.46	0.90	0.46
Nonperforming assets / total loans plus OREO	0.97	0.48	0.97	0.48
Allowance for credit losses / nonperforming loans	175.01	263.09	175.01	263.09

Other ratios (annualized):
Tangible capital ratio	5.89%	6.72%	5.89%	6.72%
Shareholders’ equity / total assets	10.10	10.96	10.10	10.96
Interest-rate spread	3.18	3.14	3.32	3.09
Net interest margin	3.26	3.23	3.40	3.16

Share related:
Book value per common share	$33.09	$33.24	$33.09	$33.24
Tangible book value per common share	18.73	19.76	18.73	19.76
Common stock closing price	31.97	48.72	31.97	48.72
Dividends declared per common share	0.30	0.27	1.17	1.06

Common shares issued and outstanding	52,475	56,389	52,475	56,389
Basic shares (average)	52,400	55,753	54,469	53,435
Diluted shares (average)	52,795	56,452	54,996	54,065

Footnotes:

(a)	Noninterest expense as a percentage of net interest income plus noninterest income.
(b)	For purposes of the yield computation, unrealized gains (losses) are excluded from the average balance.
(c)	Certain previously reported information has been reclassified for the effect of reporting Webster Insurance as discontinued operations.

Consolidated Statements of Condition (unaudited)

(In thousands)	December 31, 2007	September 30, 2007 (c)	December 31, 2006 (c)
Assets:

Cash and due from depository institutions	$306,654	$264,929	$311,888
Short-term investments	5,112	80,270	175,648
Federal Home Loan and Federal Reserve Bank stock	110,962	110,962	137,755
Trading, at fair value	2,340	635	4,842
Available for sale, at fair value	640,117	344,546	366,163
Held-to-maturity	2,107,227	2,051,277	1,453,973
Loans held for sale	221,568	211,659	354,798

Loans:
Residential mortgages	3,641,602	3,677,682	4,424,634
Commercial	3,516,213	3,562,394	3,386,274
Commercial real estate	2,059,881	1,896,566	1,904,597
Consumer	3,258,247	3,283,914	3,207,986

Total loans	12,475,943	12,420,556	12,923,491
Allowance for loan losses	(188,086)	(154,532)	(147,719)

Loans, net	12,287,857	12,266,024	12,775,772

Accrued interest receivable	80,432	86,654	90,565
Premises and equipment, net	193,063	192,880	191,492
Goodwill and other intangible assets	768,015	769,893	777,659
Cash surrender value of life insurance	269,366	266,729	259,318
Assets held for disposition	51,603	64,971	69,580
Prepaid expenses and other assets	157,644	140,418	127,937

Total Assets	$17,201,960	$16,851,847	$17,097,390

Liabilities and Shareholders’ Equity:

Deposits:
Demand deposits	$1,538,083	$1,479,503	$1,588,783
NOW accounts	1,718,757	1,664,025	1,671,778
Money market deposit accounts	1,828,656	2,065,474	1,908,496
Savings accounts	2,259,747	2,211,125	1,985,202
Certificates of deposit	4,772,624	4,847,060	4,911,860
Brokered deposits	236,291	286,806	392,277

Total deposits	12,354,158	12,553,993	12,458,396

Federal Home Loan Bank advances	1,052,228	628,445	1,074,933
Securities sold under agreements to repurchase and other short-term debt	1,238,012	994,624	893,206
Long-term debt	650,643	666,236	621,936
Reserve for unfunded credit commitments	9,500	9,479	7,275
Liabilities held for disposition	9,261	9,310	10,807
Accrued expenses and other liabilities	141,949	175,140	147,126

Total liabilities	15,455,751	15,037,227	15,213,679

Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,736,632	1,805,043	1,874,134

Total Liabilities and Shareholders’ Equity	$17,201,960	$16,851,847	$17,097,390

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2007	2006 (c)	2007	2006 (c)
Interest income:
Loans	$205,363	$225,634	$837,711	$843,398
Securities and short-term investments	36,318	32,514	136,324	154,127
Loans held for sale	3,276	6,191	21,560	17,213

Total interest income	244,957	264,339	995,595	1,014,738

Interest expense:
Deposits	89,510	90,195	361,307	310,199
Borrowings	32,748	44,994	126,096	195,989

Total interest expense	122,258	135,189	487,403	506,188

Net interest income	122,699	129,150	508,192	508,550
Provision for credit losses	45,250	3,000	67,750	11,000

Net interest income after provision for credit losses	77,449	126,150	440,442	497,550

Noninterest income:
Deposit service fees	30,577	25,494	114,645	96,765
Loan related fees	7,328	9,643	30,830	34,389
Wealth and investment services	7,507	7,161	29,164	27,183
Mortgage banking activities	1,276	2,917	9,316	8,542
Increase in cash surrender value of life insurance	2,637	2,550	10,386	9,603
Gain (loss) on sale of securities, net	195	(2,732)	1,721	1,289
Other	2,094	3,761	7,685	8,426

	51,614	48,794	203,747	186,197
Loss on write-down of investments to fair value	(3,565)	—	(3,565)	—
Loss on write-down of AFS securities to fair value	—	—	—	(48,879)
Loss on sale of mortgage loans	—	(5,713)	—	(5,713)
Gain on Webster Capital Trust I and II securities	—	—	2,130	—

Total noninterest income	48,049	43,081	202,312	131,605

Noninterest expenses:
Compensation and benefits	59,910	57,552	243,515	229,556
Occupancy	12,321	12,396	48,878	46,083
Furniture and equipment	15,353	14,352	59,771	54,828
Intangible amortization	1,881	3,322	10,374	13,865
Marketing	1,727	3,338	14,213	15,417
Professional services	3,721	5,253	15,038	15,927
Other	18,513	14,451	66,078	57,708

	113,426	110,664	457,867	433,384
Debt redemption premium	—	—	8,940	—
Severance and other costs	6,898	—	17,163	—
Acquisition costs	—	2,018	—	2,951

Total noninterest expenses	120,324	112,682	483,970	436,335

Income from continuing operations before income taxes	5,174	56,549	158,784	192,820
Income taxes	5	17,741	48,088	59,140

Income from continuing operations	5,169	38,808	110,696	133,680
(Loss) income from discontinued operations, net of tax	(13,867)	(1,010)	(13,923)	110

Net (loss) income	$(8,698)	$37,798	$96,773	$133,790

Diluted shares (average)	52,795	56,452	54,996	54,065
Net income per common share:
Basic
Income from continuing operations	$0.10	$0.70	$2.03	$2.50
Net (loss) income	(0.17)	0.68	1.78	2.50
Diluted
Income from continuing operations	0.10	0.69	2.01	2.47
Net (loss) income	(0.16)	0.67	1.76	2.47

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended
(In thousands, except per share data)	Dec. 31, 2007	Sept. 30, 2007 (c)	June 30, 2007 (c)	March 31, 2007 (c)	Dec. 31, 2006 (c)
Interest income:
Loans	$205,363	$212,847	$210,337	$209,164	$225,634
Securities and short-term investments	36,318	34,163	32,563	33,280	32,514
Loans held for sale	3,276	4,616	7,419	6,249	6,191

Total interest income	244,957	251,626	250,319	248,693	264,339

Interest expense:
Deposits	89,510	94,484	89,683	87,630	90,195
Borrowings	32,748	30,083	30,283	32,982	44,994

Total interest expense	122,258	124,567	119,966	120,612	135,189

Net interest income	122,699	127,059	130,353	128,081	129,150
Provision for credit losses	45,250	15,250	4,250	3,000	3,000

Net interest income after provision for credit losses	77,449	111,809	126,103	125,081	126,150

Noninterest income:
Deposit service fees	30,577	29,956	28,758	25,354	25,494
Loan related fees	7,328	7,661	7,901	7,940	9,643
Wealth and investment services	7,507	7,142	7,637	6,878	7,161
Mortgage banking activities	1,276	1,849	3,962	2,229	2,917
Increase in cash surrender value of life insurance	2,637	2,629	2,586	2,534	2,550
Gain (loss) on sale of securities, net	195	482	503	541	(2,732)
Other	2,094	1,688	2,025	1,878	3,761

	51,614	51,407	53,372	47,354	48,794
Loss on write-down of investments to fair value	(3,565)	—	—	—	—
Gain on Webster Capital Trust I and II securities	—	—	2,130	—	—
Loss on sale of mortgage loans	—	—	—	—	(5,713)

Total noninterest income	48,049	51,407	55,502	47,354	43,081

Noninterest expenses:
Compensation and benefits	59,910	61,171	60,899	61,535	57,552
Occupancy	12,321	11,932	12,064	12,561	12,396
Furniture and equipment	15,353	14,846	15,014	14,558	14,352
Intangible amortization	1,881	2,027	3,144	3,322	3,322
Marketing	1,727	4,123	4,175	4,188	3,338
Professional services	3,721	3,625	3,181	4,511	5,253
Other	18,513	15,377	16,224	15,964	14,451

	113,426	113,101	114,701	116,639	110,664
Debt redemption premium	—	—	8,940	—	—
Severance and other costs	6,898	452	5,291	4,522	—
Acquisition costs	—	—	—	—	2,018

Total noninterest expenses	120,324	113,553	128,932	121,161	112,682

Income from continuing operations before income taxes	5,174	49,663	52,673	51,274	56,549
Income taxes	5	15,088	16,801	16,194	17,741

Income from continuing operations	5,169	34,575	35,872	35,080	38,808
(Loss) income from discontinued operations, net of tax	(13,867)	393	(405)	(44)	(1,010)

Net (loss) income	$(8,698)	$34,968	$35,467	$35,036	$37,798

Diluted shares (average)	52,795	54,259	56,243	56,762	56,452

Net income per common share:
Basic
Income from continuing operations	$0.10	$0.64	$0.64	$0.63	$0.70
Net (loss) income	(0.17)	0.65	0.64	0.62	0.68
Diluted
Income from continuing operations	0.10	0.64	0.64	0.62	0.69
Net (loss) income	(0.16)	0.64	0.63	0.62	0.67

See Selected Financial Highlights for footnotes.

Interest-Rate Spread (unaudited)

	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Interest-rate spread
Yield on interest-earning assets	6.42%	6.61%	6.62%	6.61%	6.52%
Cost of interest-bearing liabilities	3.24	3.32	3.25	3.29	3.38

Interest-rate spread	3.18%	3.29%	3.37%	3.32%	3.14%

Net interest margin	3.26%	3.38%	3.47%	3.41%	3.23%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended December 31,	2007			2006
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,422,076	$205,363	6.54%	$13,362,185	$225,634	6.69%
Securities (b)	2,561,459	37,569	5.85	2,289,026	32,085	5.63
Loans held for sale	208,199	3,276	6.29	417,479	6,191	5.93
Federal Home Loan and Federal Reserve Bank stock	110,962	1,760	6.29	146,960	2,610	7.05
Short-term investments	18,464	132	2.79	29,896	368	4.82

Total interest-earning assets	15,321,160	248,100	6.42	16,245,546	266,888	6.52

Noninterest-earning assets	1,564,878			1,617,888

Total assets	$16,886,038			$17,863,434

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,492,936	$—	—%	$1,522,571	$—	—%
Savings, NOW and money market deposit accounts	5,795,625	31,608	2.16	5,582,187	29,609	2.10
Time deposits	5,104,534	57,902	4.50	5,405,010	60,586	4.44

Total deposits	12,393,095	89,510	2.86	12,509,768	90,195	2.86

Federal Home Loan Bank advances	797,713	8,812	4.32	1,444,155	18,169	4.92
Repurchase agreements and other short-term debt	1,072,976	11,560	4.22	1,239,065	14,100	4.45
Long-term debt	662,904	12,376	7.47	637,853	12,725	7.98

Total borrowings	2,533,593	32,748	5.10	3,321,073	44,994	5.33

Total interest-bearing liabilities	14,926,688	122,258	3.24	15,830,841	135,189	3.38

Noninterest-bearing liabilities	161,761			149,623

Total liabilities	15,088,449			15,980,464

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,788,012			1,873,393

Total liabilities and shareholders’ equity	$16,886,038			$17,863,434

		125,842			131,699
Less: tax-equivalent adjustment		(3,143)			(2,549)

Net interest income		$122,699			$129,150

Interest-rate spread			3.18%			3.14%

Net interest margin			3.26%			3.23%

See Selected Financial Highlights for footnotes.

Consolidated Average Statements of Condition (unaudited)

Twelve Months Ended December 31,	2007			2006
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,390,955	$837,711	6.76%	$12,800,864	$843,398	6.59%
Securities (b)	2,356,669	136,398	5.79	3,061,432	152,832	4.93
Loans held for sale	344,663	21,560	6.26	288,892	17,213	5.96
Federal Home Loan and Federal Reserve Bank stock	113,731	7,954	6.99	163,344	9,672	5.92
Short-term investments	59,345	3,045	5.13	25,514	1,079	4.23

Total interest-earning assets	15,265,363	1,006,668	6.60	16,340,046	1,024,194	6.25

Noninterest-earning assets	1,590,282			1,531,421

Total assets	$16,855,645			$17,871,467

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,506,696	$—	—%	$1,470,861	$—	—%
Savings, NOW and money market deposit accounts	5,749,378	125,590	2.18	5,427,812	100,165	1.85
Time deposits	5,218,449	235,717	4.52	5,193,608	210,034	4.04

Total deposits	12,474,523	361,307	2.90	12,092,281	310,199	2.57

Federal Home Loan Bank advances	757,367	35,302	4.66	2,035,786	94,322	4.63
Repurchase agreements and other short-term debt	996,341	44,769	4.49	1,243,269	52,301	4.21
Long-term debt	609,371	46,025	7.55	633,667	49,366	7.79

Total borrowings	2,363,079	126,096	5.34	3,912,722	195,989	5.01

Total interest-bearing liabilities	14,837,602	487,403	3.28	16,005,003	506,188	3.16

Noninterest-bearing liabilities	156,083			139,057

Total liabilities	14,993,685			16,144,060

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,852,383			1,717,830

Total liabilities and shareholders’ equity	$16,855,645			$17,871,467

		519,265			518,006
Less: tax-equivalent adjustment		(11,073)			(9,456)

Net interest income		$508,192			$508,550

Interest-rate spread			3.32%			3.09%

Net interest margin			3.40%			3.16%

See Selected Financial Highlights for footnotes.

Nonperforming Assets (unaudited)

(Dollars in thousands)	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Nonperforming loans:
Continuing Portfolio:
Commercial:
Commercial	$26,804	$25,845	$20,142	$13,679	$21,105
Equipment financing	6,473	5,054	2,584	2,405	2,616

Total commercial	33,277	30,899	22,726	16,084	23,721
Commercial real estate	12,896	14,238	12,242	18,524	17,618
Residential:
Residential construction to permanent	2,820	—	—	—	—
All other	19,532	14,811	13,288	10,838	10,231

Total residential	22,352	14,811	13,288	10,838	10,231
Consumer	14,455	12,688	8,164	8,114	3,779

Nonperforming loans - continuing portfolio	82,980	72,636	56,420	53,560	55,349

Liquidating Portfolio:
NCLC	22,797	18,486	13,395	2,635	1,076
Consumer	7,126	4,199	2,711	2,694	2,487

Nonperforming loans - liquidating portfolio	29,923	22,685	16,106	5,329	3,563

Total nonperforming loans	112,903	95,321	72,526	58,889	58,912

Other real estate owned and repossessed assets:
Commercial	2,211	5,233	3,950	4,833	1,922
Residential	1,061	985	711	350	383
Consumer	4,896	2,635	1,467	758	608

Total other real estate owned and repossessed assets	8,168	8,853	6,128	5,941	2,913

Total nonperforming assets	$121,071	$104,174	$78,654	$64,830	$61,825

Accruing loans 90 or more days past due	$1,891	$1,286	$2,088	$4,636	$1,490

See Selected Financial Highlights for footnotes.

Past Due Loans (unaudited)

(Dollars in thousands)	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Past Due 30-89 days:
Continuing Portfolio:
Commercial:
Commercial	$13,291	$4,237	$9,999	$20,537	$5,672
Equipment financing	5,644	3,057	3,355	3,582	1,443

Total commercial	18,935	7,294	13,354	24,119	7,115
Commercial real estate	12,054	21,017	13,452	6,429	26,476
Residential:
Residential construction to permanent	3,743	1,656	536	—	—
All other	19,967	22,501	14,556	10,354	14,269

Total residential	23,710	24,157	15,092	10,354	14,269
Consumer	22,347	17,836	17,005	6,801	11,730

Past Due 30-89 days - continuing portfolio	77,046	70,304	58,903	47,703	59,590

Liquidating Portfolio:
NCLC	13,143	10,209	9,037	1,835	685
Consumer	8,793	7,815	5,379	2,815	2,288

Past Due 30-89 days - liquidating portfolio	21,936	18,024	14,416	4,650	2,973

Past Due 90 days or more:
Commercial	1,141	1,031	1,188	1,361	1,490
Commercial real estate	750	255	900	3,275	—

Total	$100,873	$89,614	$75,407	$56,989	$64,053

See Selected Financial Highlights for footnotes.

Allowance for Credit Losses (unaudited)

	For the Three Months Ended
(Dollars in thousands)	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Beginning balance	$164,011	$152,750	$152,660	$154,994	$156,331
Provision	45,250	15,250	4,250	3,000	3,000
Allowance for acquired loans	—	—	—	—	4,724

Charge-offs continuing portfolio:
Commercial	2,485	1,992	2,034	2,293	9,352
Residential	71	364	286	442	199
Consumer	1,833	1,613	1,892	1,136	382

Charge-offs continuing portfolio:	4,389	3,969	4,212	3,871	9,933

Charge-offs liquidating portfolio:
NCLC	7,051	69	—	2,139	—
Consumer	1,846	969	1,284	857	72

Charge-offs liquidating portfolio:	8,897	1,038	1,284	2,996	72

Total charge-offs	13,286	5,007	5,496	6,867	10,005

Recoveries	(1,611)	(1,018)	(1,336)	(1,533)	(944)

Net loan charge-offs	11,675	3,989	4,160	5,334	9,061

Ending balance	$197,586	$164,011	$152,750	$152,660	$154,994

Components:
Allowance for loan losses	$188,086	$154,532	$144,974	$145,367	$147,719
Reserve for unfunded credit commitments	9,500	9,479	7,776	7,293	7,275

Allowance for credit losses	$197,586	$164,011	$152,750	$152,660	$154,994

Asset Quality Ratios:

Allowance for loan losses / total loans	1.51%	1.24%	1.17%	1.18%	1.14%
Allowance for credit losses / total loans	1.58	1.32	1.23	1.24	1.20
Net charge-offs / average loans (annualized)	0.38	0.13	0.14	0.17	0.27
Nonperforming loans / total loans	0.90	0.77	0.58	0.48	0.46
Nonperforming assets / total loans plus OREO	0.97	0.84	0.63	0.53	0.48
Allowance for credit losses / nonperforming loans	175.01	172.06	210.61	259.23	263.09

Continuing Portfolio
Allowance for loan losses / total loans	1.15%	n/a	n/a	n/a	n/a
Allowance for credit losses / total loans	1.23	n/a	n/a	n/a	n/a
Net charge-offs / average loans (annualized)	0.09	n/a	n/a	n/a	n/a
Nonperforming loans / total loans	0.69	n/a	n/a	n/a	n/a
Nonperforming assets / total loans plus OREO	0.76	n/a	n/a	n/a	n/a
Allowance for credit losses / nonperforming loans	177.98	n/a	n/a	n/a	n/a

Liquidating Portfolio
NCLC
Allowance for loan losses / total loans	20.65%	n/a	n/a	n/a	n/a
Net charge-offs / average loans (annualized)	25.43	n/a	n/a	n/a	n/a
Nonperforming loans / total loans	27.37	n/a	n/a	n/a	n/a
Allowance for loan losses / nonperforming loans	75.45	n/a	n/a	n/a	n/a

Consumer
Allowance for loan losses / total loans	9.60%	n/a	n/a	n/a	n/a
Net charge-offs / average loans (annualized)	2.17	n/a	n/a	n/a	n/a
Nonperforming loans / total loans	2.09	n/a	n/a	n/a	n/a
Allowance for loan losses / nonperforming loans	458.88	n/a	n/a	n/a	n/a

See Selected Financial Highlights for footnotes.